UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2002

DIVERSA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
000-29173	22-3297375
(Commission File No.)	(IRS Employer Identification No.)

4955 DIRECTORS PLACE
SAN DIEGO, CALIFORNIA 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 526-5000

Item 5.    Other Events.

On or about December 6, 2002, a lawsuit was filed in the U.S. District Court for the Southern District of New York against Diversa Corporation, two of its executive officers, the chairman of its board of directors, and the underwriters of its initial public offering of common stock. The complaint is purportedly filed on behalf of purchasers of Diversa’s common stock between February 14, 2000 and December 6, 2000, and alleges claims under Sections 11 and 15 of the Securities Act of 1933 and Sections 10(b) and
20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. The complaint is among the so-called “laddering” cases that have been commenced against many companies that had public offerings of securities prior to or during December 2000, and the plaintiff has asked that the case be transferred to the District Court Judge who is handling the ongoing litigation against over 300 companies involving complaints of a similar nature. Among other allegations, the complaint alleges that, in connection with Diversa’s February 14, 2000 initial public offering, the defendant underwriters conditioned share allocations on customers agreeing to purchase additional shares in the aftermarket at pre-arranged prices and/or to pay the underwriters excessive and undisclosed compensation representing a material portion of the customers’ profits from aftermarket sales of their initial public offering share allocations. The complaint alleges that the failure to disclose these alleged arrangements made Diversa’s registration statement for its initial public offering and the related prospectus materially false and misleading and seeks unspecified damages. Diversa strongly denies any liability in connection with this lawsuit and intends to vigorously defend against it. Diversa has notified its insurance carriers of the lawsuit, and is requesting indemnification and/or contribution from the underwriters of its initial public offering of common stock.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include statements related to Diversa’s potential liability in connection with the lawsuit filed against it that is described above, its intentions with regard to its defense of that lawsuit, and Diversa’s possibly being indemnified by or entitled to contribution from the underwriters of its initial public offering of common stock in connection with that lawsuit, all of which are prospective. Such statements are only predictions, and the actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, developments in the lawsuit as the lawsuit progresses that may affect Diversa’s litigation strategy or ability to possibly be indemnified by or receive contribution from the underwriters of its initial public offering of common stock. These forward-looking statements speak only as of the date hereof. Diversa expressly disclaims any intent or obligation to update these forward-looking statements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSA CORPORATION

Dated: December 16, 2002	By:	/s/ KARIN EASTHAM
Name: Karin Eastham Title: Senior Vice President, Finance, Chief Financial Officer and Secretary